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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 28, 2000
                Date of Report (Date of earliest event reported)




                             MSX INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                    333-49821                    38-3323099
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)




                    275 REX BOULEVARD AUBURN HILLS, MICHIGAN
                    (Address of principal executive offices)

                                      48326
                                   (Zip Code)

                                 (248) 299-1000
              (Registrant's telephone number, including area code)


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ITEM 5.        OTHER INFORMATION

         On November 28, 2000, MascoTech, Inc. ("MascoTech") sold its equity interest in MSX International, Inc. ("MSXI"), consisting of 43,752 shares of MSXI's Class A Common Stock and 180,000 shares of MSXI's Series A Preferred Stock, to a subsidiary of Citicorp (the "MascoTech Sale"). On the same date, Citicorp Venture Capital, Ltd. sold its equity interest in MSXI, consisting of 32,041 shares of MSXI's Class A Common Stock and 131,826 shares of MSXI's Series A Preferred Stock, to the same subsidiary for an undisclosed amount.

         The MascoTech Sale took place as a condition of the recapitalization agreement and merger agreement between MascoTech and Riverside Company LLC effective November 28, 2000 and involved a portfolio of assets acquired for an aggregate consideration. The consideration paid for the MSXI shares was not separately disclosed by the parties. As a result of the sale of shares by MascoTech, MascoTech will no longer be entitled to nominate directors to MSXI's board of directors. Currently, the nominating committee will be entitled to designate two directors to the board. All stockholders continue to be bound to vote their shares of Class A Common Stock for designees to the board as provided in the Stockholders' Agreement dated as of January 3, 1997, as amended.

         The following table provides certain information regarding the beneficial ownership, as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), of MSXI's common and preferred stock as of the close of the transaction on November 28, 2000 by (i) each stockholder known to us to be the beneficial owner of 5% or more of any class of MSXI's voting securities,
(ii) each of our directors and executive officers and (iii) all directors and executive officers as a group. So far as is known to us, the persons named in the tables below as beneficially owning the shares set forth therein have sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

                                                              AMOUNT
                                                        BENEFICIALLY OWNED               PERCENT OF CLASS
                                                        ------------------               ----------------
                                                       CLASS          SERIES A         CLASS        SERIES A
                                                         A            PREFERRED          A          PREFERRED
        NAME OF BENEFICIAL OWNER                      COMMON            STOCK         COMMON          STOCK
----------------------------------------              ------            -----         ------          -----
Citicorp ......................................        75,793*       311,826            74.3%          86.6%
399 Park Avenue, 14th Floor
New York, New York 10043

CCT Partners IV, L.P. .........................         5,468*        22,495             5.4%           6.2%
399 Park Avenue, 14th Floor
New York, New York 10043

Richard M. Cashin, Jr. ........................         1,084*         4,466             1.1%           1.2%
399 Park Avenue, 14th Floor
New York, New York 10043

Michael A. Delaney ............................           332*         1,367             0.3%           0.4%
399 Park Avenue, 14th Floor
New York, New York 10043

Thomas T. Stallkamp ...........................         3,000*            --             2.9%            --
275 Rex Blvd.
Auburn Hills, MI 48326

Erwin H. Billig(1) ............................         3,000*            --             2.9%            --
275 Rex Blvd.
Auburn Hills, MI 48326

Frederick K. Minturn ..........................         1,500*            --             1.5%            --
275 Rex Blvd.
Auburn Hills, MI 48326

John Risk .....................................         1,000*            --             1.0%            --
275 Rex Blvd.
Auburn Hills, MI 48326

All directors and executive officers as a
group (6 persons) .............................         9,916          5,833             9.7%           1.6%

-------------------------
* Consists of an equal number of shares of each of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock and Series A-4 Common Stock (collectively, the "Class A Common Stock")

(1)      In name of Billig Family Limited Partnership.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


Dated:  December 13, 2000


MSX INTERNATIONAL, INC.


By:      /s/Frederick K. Minturn
         ----------------------------
         Frederick K. Minturn
         Executive Vice President, Chief Financial Officer